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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement of FaxSav Incorporated (formerly Digitran Corporation, the "Company") on Amendment No. 1 to Form S-3 (File No. 333-70915) of our report dated February 4, 1998, on our audits of the financial statements and financial statement schedule of FaxSav Incorporated as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".


                                   /S/ PRICEWATERHOUSECOOPERS, LLP
                                   ---------------------------------------------
                                   PricewaterhouseCoopers, LLP

February 12, 1999
Florham Park, New Jersey